EXHIBIT 10.25

                                                                  EXECUTION COPY

                              AMENDMENT AND CONSENT

                  AMENDMENT AND CONSENT, dated as of March 30, 2001, to the CREDIT AGREEMENT, dated as of July 2, 1998 (the "Credit Agreement"), among Teligent, Inc., a Delaware corporation (the "Borrower"), the Lenders from time to time parties thereto, Goldman Sachs Credit Partners L.P., as Syndication Agent, Toronto Dominion (Texas), Inc., as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent.

                              W I T N E S S E T H :
                               - - - - - - - - - -

                  WHEREAS, each of the Lenders is a party to the Credit Agreement pursuant to which the Borrower may borrow from time to time Optional Term Loans in an aggregate face amount of up to $400,000,000 (the "Original Optional Term Facility Amount"); and

                  WHEREAS, the Borrower wishes to increase the Original Optional Term Facility Amount from $400,000,000 up to $600,000,000 (as so increased, the "New Optional Term Facility Amount"); and

                  WHEREAS, the Borrower wishes to utilize a portion, not in excess of $350,000,000, of the New Optional Term Facility Amount as an optional vendor financing facility; and

                  WHEREAS, the Borrower wishes to allow certain vendors to the Borrower to become parties to the Credit Agreement from time to time after the Effective Date (as defined below) until December 31, 2001; and

                  WHEREAS, the parties have agreed to modify certain of the covenants and other terms in the Credit Agreement as set forth herein;

                  NOW, THEREFORE, the Borrower, the Administrative Agent, and the Required Prepayment Lenders hereby agree as follows:

                  1. Defined Terms. Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Credit Agreement.

                  2. Amendment to Section 1.1 - Defined Terms. (a) The following definitions are hereby amended so that they shall read in their entirety respectively as follows:

                  "Applicable Margin": (a) for Tranche A Term Loans, Delayed Draw Term Loans, Conversion Term Loans and Revolving Credit Loans, 4.50% per annum, in the case of Eurodollar Loans, and 3.50%, in the case of ABR Loans, and (b) for each Type of Optional Term Loans of each Tranche, the rate per annum for such Tranche and Type determined in accordance with the Optional Term Loan Amendment executed for such Tranche pursuant to Section 2.7.

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                  "Asset Sale": (i) any Disposition of Non-Core Assets
                  (excluding any such Disposition permitted by clause (a), (b), (d), (e) or (g) of Section 6.5) and (ii) the entering into of one or more management agreements with respect to spectrum by any Restricted Subsidiary to any Unrestricted Subsidiary or other Person; provided, that such agreements are (A) compliant with all material terms of this Agreement as determined by the Administrative Agent in good faith (including, without limitation, that all Net Cash Proceeds of such management agreement shall be applied in accordance with Section 2.13) and (B) reasonably satisfactory in form and substance to FCC counsel to the Lenders.

                  "Consolidated Cash Interest Expense": for any fiscal quarter, total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Restricted Subsidiaries to be paid during such fiscal quarter (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under hedge agreements in respect of interest rates to the extent such net costs are allocable to such fiscal quarter in accordance with
                  GAAP) as reasonably determined by the Borrower on the basis of
                  (i) the aggregate amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on the first day of such fiscal quarter and (ii) interest rates applicable to such Indebtedness on such date.

                  "Consolidated Fixed Charge Coverage Ratio": (a) from the Amendment Effective Date through the fiscal quarter ending September 30, 2003, on the last day of any fiscal quarter, the ratio of (i) the amount of Consolidated EBITDA required pursuant to Section 6.1(k) for the fiscal quarter immediately following such last day, to the extent that Consolidated EBITDA for such fiscal quarter is negative, plus the sum of
                  (A) the amount of cash and Cash Equivalents held by the Borrower and its Restricted Subsidiaries, (B) the Available Revolving Credit Commitments, (C) the Available Tranche A Term Loan Commitments, (D) the Available Delayed Draw Term Loan Commitments, and (E) any available unused Optional Non-Vendor Loan Commitments, in each case, determined as of such last day to (ii) Consolidated Fixed Charges for the fiscal quarter immediately following such last day and (b) from the fiscal quarter ending December 31, 2003 and thereafter, for any period of four consecutive fiscal quarters, the ratio of (i) Consolidated EBITDA for such period plus the sum of (A) the Available Revolving Credit Commitments, (B) the Available Tranche A Term Loan Commitments, (C) the Available Delayed Draw Term Loan Commitments, and (D) any available unused Optional Non-Vendor Term Loan Commitments, in each case, determined as of the last day of such period of four consecutive fiscal quarters to (ii) Consolidated Fixed Charges for such period of four consecutive fiscal quarters.

                  "Consolidated Fixed Charges": (a) from the Amendment Effective Date through the fiscal quarter ending September 30, 2003, for any fiscal quarter, the sum (without duplication) of (i) Consolidated Cash Interest Expense for such fiscal quarter,
                  (ii) projected cash income taxes to be paid by the Borrower or any of its Restricted Subsidiaries on a consolidated basis in respect of such fiscal quarter, (iii) preferred dividends required to be paid in cash in such fiscal quarter and (iv)

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                  scheduled payments to be made during such fiscal quarter on account of principal of Indebtedness of the Borrower or any of its Restricted Subsidiaries and (b) from the fiscal quarter ending December 31, 2003 and thereafter, for any period of four consecutive fiscal quarters, the sum (without duplication) of (i) Consolidated Cash Interest Expense for such period, (ii) provision for cash income taxes made by the Borrower or any of its Restricted Subsidiaries on a consolidated basis in respect of such period and (iii) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Restricted Subsidiaries.

                  "Consolidated Secured Debt": all Consolidated Total Debt, excluding the Convertible Notes, secured pursuant to the Security Documents or by any other security interest in any assets of the Borrower or any of its Restricted Subsidiaries.

                  "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Existing Affiliate Transactions": (a) transactions pursuant to the Administrative Services Agreement, dated as of March 5, 1996, between the Borrower (formerly DMT, LLC) and Microwave Services, Inc., a Subsidiary of Associated Group, Inc. as in effect on the date hereof, and as such agreement may be amended from time to time in a manner no less favorable to the Lenders, (b) transactions pursuant to the Technical Services Agreement, dated as of October 22, 1997, between the Company and NTT America, Inc. as in effect on the date hereof, and as such agreement may be amended from time to time in a manner no less favorable to the Lenders, (c) transactions pursuant to the Stockholders Agreement, dated as of November 26, 1997, between the Borrower, NTT America, Inc. and certain other stockholders of the Borrower as in effect on the date hereof and as such agreement may be amended from time to time in a manner no less favorable to the Lenders, (d) transactions pursuant to the Shareholders Agreement, dated January 13, 2000, by and among Alex J. Mandl, Liberty Media Corporation, Telcom-DTS Investors, L.L.C. and Microwave Services, Inc. as in effect on the date hereof and as such agreement may be amended from time to time in a manner no less favorable to the Lenders, (e) transactions pursuant to the Joint Venture Agreement, dated April 11, 2000, by and between Teligent International Ltd., Telcom Ventures LLC, BA Investments, Ltd., and Argentina Telecom Holdings, Ltd. as in effect on the date hereof and as such agreement may be amended from time to time in a manner no less favorable to the Lenders, and (f) transactions pursuant to arrangements in effect on the Closing Date in an aggregate amount not to exceed $5,000,000.

                  "Facility": each of (a) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder (the "Tranche A Term Loan Facility"), (b) the Delayed Draw Term Loan Commitments and the Delayed Draw Term Loans made thereunder (the "Delayed Draw Term Loan Facility"), (c) the Conversion Term Loans (the "Conversion Term Loan Facility"), (d) the Optional Non-Vendor Loan Commitments, if any, and the Optional Non-Vendor Loans made thereunder (the

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                  "Optional Non-Vendor Loan Facility"), (e) the Optional Vendor
                  Commitments, if any, and the Optional Vendor Loans made thereunder (the "Optional Vendor Loan Facility") and (f) the Revolving Credit Commitments and the Revolving Credit Loans made thereunder (the "Revolving Credit Facility").

                  "Majority Facility Lenders": at any time, with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Loans outstanding under such Facility plus the aggregate amount of undrawn Commitments then in effect under such Facility.

                  "Optional Term Loan": any Optional Non-Vendor Loan and any Optional Vendor Loan.

                  "Optional Term Loan Commitment": any Optional Non-Vendor Loan Commitment and any Optional Vendor Commitment.

                  "Optional Term Loan Lender": any Optional Non-Vendor Loan Lender and any Optional Vendor Loan Lender.

                  "Optional Term Loan Tranche": any Optional Non-Vendor Loan Tranche and any Optional Vendor Loan Tranche.


                  "Required Lenders": at any time, the holders of more than 50% of the aggregate unpaid principal amount of the Loans then outstanding plus the aggregate amount of undrawn Commitments (other than Optional Vendor Commitments) then in effect.

                  (b) Section 1.1 is hereby further amended by adding thereto the following new definitions in proper alphabetical order:

                  "Amendment Effective Date": the "Effective Date" as defined in the Amendment, dated as of March 30, 2001, to this Agreement.

                  "Collateral and Securities Account":  as defined in Section
                  6.13.

                  "Convertible Notes": notes issued by the Borrower to such Person or Persons as determined by the Borrower, substantially in the form and having the terms set forth in Exhibit A to the Amendment, dated as of March 30, 2001, to this Agreement; such terms shall in any event include subordination of such notes, in right of payment, to the Obligations, and subordination of any security interest securing such notes to the security interest of the Collateral Agent, in each case pursuant to subordination and intercreditor provisions reasonably acceptable to the Administrative Agent.

                  "New Lender Supplement": the agreement made pursuant to
                  Section 2.7 substantially in the form of Exhibit J.

                  "Non-Core Assets": at any time of determination (i) all international licenses held by the Borrower or any of its Subsidiaries in markets where full-scale commercial service has not been launched at such time and (ii) all international joint ventures and international Subsidiaries, which, in the case of clauses (i) and (ii) above, are not material to the business, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

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                  "Operating Accounts": as defined in Section 6.13.

                  "Optional Non-Vendor Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make an Optional Non-Vendor Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth in the Optional Term Loan Amendment related thereto.

                  "Optional Non-Vendor Loan":  as defined in Section 2.7.

                  "Optional Non-Vendor Loan Lender": each Lender which has an Optional Non-Vendor Commitment or which is the holder of an Optional Non-Vendor Loan.

                  "Optional Non-Vendor Loan Tranche":  as defined in Section
                  2.7.

                  "Optional Vendor Commitment": as to any Optional Vendor Loan Lender, the obligation of such Optional Vendor Loan Lender, if any, to make an Optional Vendor Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth in the Optional Term Loan Amendment related thereto.

                  "Optional Vendor Loan":  as defined in Section 2.7.

                  "Optional Vendor Loan Lender": each Lender which has an Optional Vendor Commitment or which is the holder of an Optional Vendor Loan.

                  "Optional Vendor Loan Tranche":  as defined in Section 2.7.

                  "Vendor": a vendor of plant, property, services or equipment and/or similar or related Property to the Borrower or its Subsidiaries, the sale or other provision of which is financed, in whole or in part, pursuant to Optional Vendor Loans.

                  (c) Section 1.1 is hereby further amended by deleting the definition of "Unused Proceeds Basket".

                  3. Amendment to Section 2.7. Section 2.7 is hereby amended so that it shall read in its entirety as follows:

                  (a) Optional Non-Vendor Loans. Subject to the terms and conditions hereof, the Borrower may, with the consent of the Required Lenders, at any time and from time to time prior to December 31, 2001, establish one or more additional non-vendor term loan tranches (each, an "Optional Non-Vendor Loan Tranche") pursuant to which non-vendor term loans ("Optional Non-Vendor Loans") may be made, provided, (i) each Optional Non-Vendor Loan Tranche shall be in a principal amount of at least $50,000,000 and (ii) all Optional Non-Vendor Loan Tranches shall not exceed in the aggregate the difference of
                  (A) $600,000,000 less (B) the aggregate amount of Optional Vendor Loan Tranches then in effect. The Borrower may offer to any existing Lender, or to one or more additional banks, financial institutions or other entities reasonably acceptable to the Administrative Agent, the opportunity to participate in all or a portion of an Optional Non-Vendor Loan Tranche.

                  (b) Optional Vendor Loans. Subject to the terms and conditions hereof, the

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                  Borrower may at any time and from time to time prior to
                  December 31, 2001, establish one or more vendor loan tranches (each, an "Optional Vendor Loan Tranche") pursuant to which vendor loans ("Optional Vendor Loans") may be made by one or more Vendors, provided, (i) each Optional Vendor Loan Tranche shall be in a principal amount of at least $50,000,000 and
                  (ii) all Optional Vendor Loan Tranches shall not exceed $350,000,000 in the aggregate or, if less, the difference of
                  (A) $600,000,000 less (B) the aggregate amount of Optional Non-Vendor Loan Tranches then in effect. The Borrower may offer to any existing Optional Vendor Loan Lender, or to one or more additional Vendors reasonably acceptable to the Administrative Agent, the opportunity to participate in all or a portion of an Optional Vendor Loan Tranche. Proceeds of Optional Vendor Loans may be used only to finance Capital Expenditures and services related to Capital Expenditures.

                  (c) Optional Term Loan Procedures. The Borrower shall request the establishment of an Optional Term Loan Tranche by delivery to the Administrative Agent of a written request therefor (an "Optional Term Loan Request") which shall be promptly distributed by the Administrative Agent to the applicable Lenders. Each Optional Term Loan Request shall (i) set forth the aggregate principal amount of the requested Optional Term Loan Tranche and the Applicable Margin (or, if applicable, the formula for the calculation thereof) and the commitment fee rate, if any, applicable to the Optional Term Loans to be made under such Optional Term Loan Tranche, the amortization and maturity date of such Optional Term Loans and the borrowing procedures relating to the borrowing by the Borrower of such Optional Term Loans and (ii) if applicable, be accompanied by such information as the Administrative Agent shall reasonably request for use in syndication of the requested Optional Term Loans. All Optional Term Loans shall (I) have a Weighted Average Life (calculated on the date the related Optional Term Loan Tranche shall become effective) that is at least as long as the then Weighted Average Life (calculated on such date) of the Revolving Credit Commitments and the Term Loans, taken as a whole, (II) have a final scheduled maturity date on or after December 31, 2006, (III) bear interest at rates no higher than those applicable to the Tranche A Term Loans, (IV) otherwise be subject to the same terms and conditions as the other Term Loans outstanding hereunder, (V) be subject to no other conditions other than, in the case of Optional Vendor Loans, the requirement that the proceeds be used to purchase equipment and/or services from or through the applicable Vendors and (VI) be in form and substance otherwise reasonably satisfactory to the Administrative Agent. No Lender shall have any obligation to participate in any Optional Term Loan Tranche unless it agrees to do so in its sole discretion. All Optional Term Loan Tranches shall not exceed $600,000,000 in the aggregate.

                  (d) New Lenders. In the case of any Optional Non-Vendor Loan Tranche, any banks, financial institutions or other entities, and, in the case of any Optional Vendor Loan Tranche, any Vendor, which elects to become a party to this Agreement and obtain an Optional Term Loan Commitment pursuant to this
                  Section 2.7 shall execute a New Lender Supplement (each, a "New Lender Supplement") with the Borrower and the Administrative Agent, substantially in the form of Exhibit J, whereupon such lender (herein called a "New Lender")

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                  shall become an Optional Term Loan Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement and the other Loan Documents, and Schedule 1.1 shall be deemed to be amended to add the name and Optional Non-Vendor Loan Commitment or Optional Vendor Commitment, as applicable, of such New Lender.

                  (e) Conditions to Effectiveness. The effectiveness of any Optional Term Loan Tranche shall be contingent upon (i) execution and delivery by the Administrative Agent, the Borrower and each Lender providing Optional Term Loan Commitments under such Optional Term Loan Tranche of an Optional Term Loan Amendment relating to such Optional Term Loan Tranche, (ii) receipt by the Administrative Agent of such corporate resolutions and officer's certificates of the Borrower and legal opinions of counsel to the Borrower as the Administrative Agent shall reasonably request with respect thereto, and (iii), if applicable, execution and delivery by the Borrower, the Administrative Agent and each New Lender providing Optional Term Loan Commitments under such Optional Term Loan Tranche of the New Lender Supplement, in each case in form and substance reasonably satisfactory to the Administrative Agent. The Borrower and the Administrative Agent agree to negotiate in good faith any Optional Term Loan Amendment relating to any Optional Term Loan Tranche.

                  4. Amendment to Section 2.12. Section 2.12 is hereby amended so that it shall read in its entirety as follows:

                  Optional Prepayments. The Borrower may at any time and from time to time prepay the Term Loans and reduce the Revolving Credit Commitments, in whole or in part, without premium or penalty except as provided in the last sentence of this Section, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.22; provided, further, that any prepayment made pursuant to this Section 2.12 shall be applied pro rata to (i) the Tranche A Term Loans, (ii) the Conversion Term Loans, (iii) the Optional Term Loans, (iv) the reduction of the Delayed Draw Term Loans and (v) the reduction of the Revolving Credit Commitments. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Any reduction of the Revolving Credit Commitments pursuant to this Section 2.12 shall be accompanied by prepayment of the Revolving Credit Loans to the extent, if any, that the aggregate outstanding principal amount of Revolving Credit Loans exceeds the amount of the Total Revolving Credit Commitments as so reduced. Partial prepayments of Term Loans and Revolving Credit Commitments shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Optional prepayments of the

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                  Term Loans occurring prior to the first anniversary of the
                  Closing Date shall be accompanied by a prepayment fee equal to 3% of the amount of such prepayment.

                  5. Amendment to Section 2.13. (a) Section 2.13(b) is hereby amended so that it shall read in its entirety as follows:

                  (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event by the Borrower or its Subsidiaries then, unless a Reinvestment Notice shall be delivered in respect thereof within five Business Days after receipt of such Net Cash Proceeds, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.13(d); provided, that, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.13(d); and provided, further, that (i) the Borrower may not at any time deliver a Reinvestment Notice with respect to more than 35% of the Net Cash Proceeds of any Asset Sale and (ii) any Net Cash Proceeds of Asset Sales in respect of which Reinvestment Notices have been delivered shall be reinvested in tangible Property, including the installation thereof and services reasonably related to such installation, located in the United States of America useful in the business of the Borrower consistent with its past practice and with normal industry practice in accordance with this Section 2.13. If at any time the aggregate amount of Net Cash Proceeds of Asset Sales in respect of which Reinvestment Notices have been delivered shall exceed 35% of the aggregate amount of Net Cash Proceeds theretofore received from Asset Sales, then the Borrower promptly shall apply such excess over 35% in accordance with Section 2.13(d). In addition, if at any time the aggregate amount of Net Cash Proceeds in respect of which Reinvestment Notices have been delivered and which have not been reinvested in accordance with such Reinvestment Notices or applied in accordance with Section 2.13(d) shall exceed $5,000,000, then the Borrower promptly shall deliver such excess over $5,000,000 to the Collateral Agent to be held by it in accordance with the Collateral Agency and Intercreditor Agreement.

                  (b) Section 2.13(d) is hereby amended so that it shall read in its entirety as follows:

                  (d) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to Section 2.13(a), (b) or
                  (c) or Section 6.6 shall be applied to the prepayment of the Term Loans, the reduction of the Revolving Credit Commitments and the reduction of any Delayed Draw Term Loan Commitments then unused and in effect, pro rata according to the respective amounts of the outstanding Term Loans, outstanding Revolving Credit Commitments and unused Delayed Draw Term Loan Commitments then in effect. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans to the extent, if any, that the aggregate outstanding principal amount of Revolving Credit Loans exceeds the amount of the Total Revolving Credit Commitments as so reduced. The

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                  application of any prepayment pursuant to this Section shall be made first to ABR Loans and second to Eurodollar Loans. Each prepayment of the Loans under this Section (except in the case of Revolving Credit Loans that are ABR Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. No prepayment fee shall be payable in connection with any prepayment or Commitment reduction required by paragraphs (a) through (c) above.

                  (c) Section 2.13(e) is hereby amended so that it shall read in its entirety as follows:

                  (e)  [Reserved.]

                  6.    Amendment to Lead-In to Section 5.  The lead-in to
Section 5 is hereby amended so that it shall read in its entirety as follows:

                  The Borrower hereby agrees that, so long as any Commitment remains in effect or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall and, except in the case of delivery of financial statements and information, reports and notices and except in the case of agreements pursuant to Section 5.12 and 5.13 hereof, shall cause each of its Restricted Subsidiaries to:

                  7. Waiver to Section 5.1(a). The requirement of Section 5.1(a) of the Credit Agreement that the independent certified public accountants' report which accompanies the audited financial statements shall not contain a "`going concern' or like qualification or exception" shall be waived for the fiscal year ended December 31, 2000 insofar as such "going concern" qualification results from the Borrower having incurred recurring operating losses and having a substantial need for working capital.

                  8. Amendment to Section 5.2(d). Section 5.2(d) is hereby amended so that it shall read in its entirety as follows:

                  (d) concurrently with the delivery of any financial statements pursuant to Section 5.1, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

                  9. Amendment to Section 5.10. (a) Section 5.10(a) is hereby amended so that it shall read in its entirety as follows:

                  (a) Promptly (i) transfer to LicenseCo any FCC License held by the Borrower or any Restricted Subsidiary and take any other actions as shall be required to cause the Collateral Agent to have a perfected first priority security interest therein (to the extent permissible under applicable law), (ii) create on terms reasonably acceptable to the Administrative Agent a perfected first priority security interest in favor of the Collateral Agent in all Personal Property Assets now owned or hereafter acquired by the Borrower or any Restricted Subsidiary (including any Personal Property Assets owned or hereafter acquired by AssetCo) and any Personal Property Assets of any Person that becomes a Restricted Subsidiary or is

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                  merged with or into or consolidated with the Borrower or any
                  Restricted Subsidiary (in each case other than any such Personal Property Assets constituting Excluded Assets) and
                  (iii) without limiting the requirements of Section 5.10(c), at the option of the Borrower, either (x) transfer to LeasingCo any Real Property Assets hereafter acquired by the Borrower or any Restricted Subsidiary and any Real Property Assets of any Person that becomes a Restricted Subsidiary or is merged with or into or consolidated with the Borrower or any Restricted Subsidiary (in each case other than any such Real Property Assets constituting Excluded Assets) or (y) create on terms reasonably acceptable to the Administrative Agent a perfected first priority security interest in favor of the Collateral Agent in such Real Property Assets, other than Excluded Assets (which security interest may be subject to any Liens permitted by Section 6.3 (other than those referred to in the definition of the term "Excluded Assets") .

                  (b) Section 5.10(c) is hereby amended so that it shall read in its entirety as follows:

                  (c) Promptly create a mortgage on terms reasonably acceptable to the Administrative Agent in favor of the Collateral Agent on any fee simple title in real property owned by the Borrower or any Restricted Subsidiary having at the time of acquisition thereof a purchase price or fair market value greater than $1,000,000 (other than Excluded Assets), including any such properties that are acquired by the Borrower or any Restricted Subsidiary after the date hereof and any such properties of any Person that becomes a Restricted Subsidiary or is merged with or into or consolidated with the Borrower or any Restricted Subsidiary.

                  (b) Section 5.10(d) is hereby amended so that it shall read in its entirety as follows:

                  (d) Promptly cause (i) all Capital Stock of any Subsidiary (including, without limitation, any Subsidiary which shall be acquired by the Borrower or any Restricted Subsidiary) held by the Borrower or its Restricted Subsidiaries to be pledged to the Collateral Agent as Collateral; provided, that only 65% of the Capital Stock of any Excluded Foreign Subsidiary which is a Subsidiary of the Borrower or any Domestic Subsidiary, and none of the Capital Stock of any Subsidiary of an Excluded Foreign Subsidiary, shall be required to be pledged and (ii) each Restricted Subsidiary to become a party to the Guarantee and Collateral Agreement.

                  10. Amendment to Section 5. Section 5 is hereby amended to add, after Section 5.11, the following new Sections 5.12 and 5.13 as follows:

                  5.12 Convertible Notes. Deliver to the Administrative Agent, on or before April 30, 2001, definitive documentation, duly authorized, executed and delivered by the Borrower and such Person or Persons as determined by the Borrower with respect to the Convertible Notes, on terms and conditions reasonably satisfactory to the Administrative Agent and in an aggregate principal amount equal to or in excess of $100,000,000.

                  5.13 Vendor Financing. Deliver to the Administrative Agent, on or before April 30, 2001, definitive documentation, duly authorized, executed and delivered by the Borrower and one or more Vendors, including a New Lender Supplement duly executed and delivered by the Borrower and each relevant Vendor, with respect to the establishment of one or more Optional Vendor Loan Tranches pursuant to Section 2.7 of, and in all material respects in accordance with, this Agreement in an aggregate principal amount equal to or in excess of $250,000,000.

                  11. Amendment to Section 6.1. (a) Section 6.1(a) is hereby amended so that it shall read in its entirety as follows:

                  (a) Consolidated Total Debt to Consolidated Adjusted Capitalization. Permit the ratio of Consolidated Total Debt to Consolidated Adjusted Capitalization during any test period set forth below to be greater than the ratio set forth below opposite such test period:

                  Test Period                           Ratio
                  Closing Date - 12/31/98               60%
                  1/1/99 - thereafter                   65%

                  (b) Section 6.1(b) is hereby amended so that it shall read in its entirety as follows:

                  (b) Consolidated Secured Debt to Consolidated Adjusted Capitalization. Permit the ratio of Consolidated Secured Debt to Consolidated Adjusted Capitalization during any test period set forth below to be greater than the ratio set forth below opposite such test period:

                  Test Period                           Ratio
                  Closing Date - 12/31/98               30%
                  1/1/99 -  thereafter                  40%

                  (c) Section 6.1(c) is hereby amended so that it shall read in its entirety as follows:

                  (c) Minimum Consolidated Total Revenue. Permit Consolidated Total Revenue for any fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below:

                  Fiscal Quarter Ending                 Amount
                  3/31/01                               $55,000,000
                  6/30/01                               $68,000,000

                  (d) Section 6.1(f) is hereby amended to delete the last sentence thereof, which read, "In addition to the amounts set forth above, Capital Expenditures may be funded from the Unused Proceeds Basket".

                  (e) Section 6.1(j) is hereby amended so that it shall read in its entirety as follows:

                  (j) Consolidated Fixed Charge Coverage Ratio. (a)(i) From the fiscal quarter ending June 30, 2001 through the fiscal quarter ending September 30, 2003, permit the Consolidated Fixed Charge Coverage Ratio on the last day of any fiscal quarter ending on any date set forth below to be less than the ratio set forth opposite such date below:

                           Fiscal Quarter Ending        Ratio

                           6/30/01                      2.00

                           9/30/01                      1.75

                           12/31/01                     2.50

                           3/31/02 through 9/30/03      1.25; and

                  (ii) From the fiscal quarter ending December 31, 2003 and thereafter, permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters ending during any test period set forth below to be less than the ratio set forth opposite such test period below:

                           12/31/03 through 9/30/04     1.10

                           12/31/04 and thereafter      1.25; or

                  (b) From the fiscal quarter ending June 30, 2001 through the fiscal quarter ending September 30, 2003, fail to deliver to the Administrative Agent and the Lenders, on or before the date which is ten Business Days after the end of any fiscal quarter, a certificate of a Responsible Officer showing calculations demonstrating compliance with the foregoing clause (i) on the last day of such fiscal quarter.

                  (f) Section 6.1 is hereby amended to add the following new
Section 6.1(k) below:

                  (k) Minimum Consolidated EBITDA. Permit Consolidated EBITDA for the period ending on the last day of the fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below:

                  Fiscal Quarter Ending                 Amount
                         3/31/01                        (96,900,000)
                         6/30/01                        (76,300,000)
                         9/30/01                        (49,200,000)
                         12/31/01                       (30,400,000)
                         3/31/02                        (19,400,000)
                         6/30/02                        (10,900,000)
                         9/30/02                          1,800,000
                         12/31/02                        23,300,000
                         3/31/03                         42,200,000
                         6/30/03                         59,500,000
                         9/30/03                         84,300,000
                         12/31/03                        99,900,000

                                       12

                         3/31/04                        114,900,000
                         6/30/04                        133,600,000
                         9/30/04                        156,300,000
                         12/31/04                       173,900,000

                  (g) Section 6.1 is hereby amended to add the following new
Section 6.1(l) below:

                  (l) Minimum Liquidity. Permit the aggregate amount of cash and Cash Equivalents held in (i) the Operating Accounts of the Borrower and (ii) the Collateral and Securities Account of the Borrower held at The Chase Manhattan Bank, in each case pursuant to Section 6.13 of this Agreement, to be less than $150,000,000 on March 31, 2001.

                  12. Waiver of Section 6.1(j). The parties hereto hereby agree that the requirement of Section 6.1(j) that the Consolidated Fixed Charge Coverage Ratio on the last day of the fiscal quarter ending December 31, 2000 be equal to or more than 1.10 shall be waived.

                  13. Amendment to Section 6.2. (a) Section 6.2(c) is hereby amended so that it shall read in its entirety as follows:

                  (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 6.3(g); provided, that (i) not more than $25,000,000 of such Indebtedness may be incurred to finance the acquisition of Network Assets (other than fiber or fiber capacity) and (ii) that not more than $100,000,000 of such Indebtedness may be incurred to finance the acquisition of fiber or fiber capacity;

                  (b) Section 6.2 is hereby further amended by (i) deleting the word "and" at the end of clause (j), (ii) deleting the period at the end of clause (k) and inserting a semi-colon and the word "and" in lieu thereof and
(iii) adding the following new clause (l):

                  (l) Indebtedness incurred under the Convertible Notes in an aggregate principal amount not to exceed $150,000,000.

                  14. Consent to Section 6.2(g). The parties hereto hereby agree that the requirement of Section 6.2(g)(x) that unsecured Indebtedness or preferred stock of the Borrower issued or incurred after July 2, 1998 generating the first $500,000,000 in Net Cash Proceeds shall provide for interest or dividends thereon to be paid in kind (or to be paid out of amounts deposited in escrow or pledged as collateral from the proceeds thereof) for at least three years after the date of incurrence or issuance thereof shall be deemed satisfied.

                  15. Amendment to Section 6.3. (a) Section 6.3(g) is hereby amended to read in its entirety as follows:

                  (g) Liens securing Indebtedness of the Borrower or any Restricted Subsidiary incurred pursuant to Section 6.2(c) to finance the acquisition or capital lease of fixed or capital assets, provided that (i) such Liens shall be created within 90 days from the acquisition of such fixed or capital assets and (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness;

                  (b) Section 6.3 is hereby further amended by (i) deleting the word "and" at the end of clause (k), (ii) deleting the period at the end of clause (l) and inserting a semi-colon in lieu thereof and (iii) adding the following new clauses (m), (n) and (o):

                  (m) Uniform Commercial Code filings with respect to operating leases or consignment arrangements entered into in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries, to the extent filed to reflect the interests of the lessor or relevant party in respect of such leases or consignment arrangements, as the case may be;

                  (n) Liens in favor of banking institutions arising by operation of law encumbering deposits held by such banking institution incurred by the Borrower or its Restricted Subsidiaries in the ordinary course of business; and

                  (o) second priority Liens on the Collateral securing the obligations under the Convertible Notes permitted pursuant to
                  Section 6.2(l), provided, that (i) such Liens shall be subject to customary second lien and Indebtedness subordination provisions satisfactory to the Administrative Agent providing, among other things, that such Liens shall be subject to the priority of Liens securing the Obligations (including with respect to the exercise of remedies and decisions relating to the Collateral) and that the obligations under the Convertible Notes shall be subordinated to the Obligations and (ii) the documentation with respect to such Liens shall include an intercreditor agreement and such other documentation reasonably requested by the Administrative Agent, satisfactory in form and substance to the Administrative Agent.

                  16. Amendment to Section 6.5. (a) Sections 6.5(c) is hereby amended so as to read in its entirety as follows:

                  (c) so long as after giving effect thereto the Borrower is in Pro Forma Compliance, any Asset Sale for fair market value; provided, that (i) the aggregate consideration in connection with all Asset Sales shall not exceed $200,000,000 and (ii) the Net Cash Proceeds of all Asset Sales shall be applied in accordance with Section 2.13;

                  (b) The proviso at the end of Sections 6.5 is hereby amended so as to read in its entirety as follows:

                  provided that in each case described in clauses (c) and (e) above, at least 75% of the consideration received by the Borrower or its Restricted Subsidiaries for such Disposition shall consist of cash and Cash Equivalents.

                  17. Amendment to Section 6.7. (a) Sections 6.7(d), (e) and (f) are hereby amended so as to read in their entirety as follows:

                  (d) Investments by the Borrower and its Restricted Subsidiaries (other than the Special Purpose Subsidiaries) in Unrestricted Subsidiaries and joint ventures, provided, that
                  (x) the consideration for such Investments made after the Effective Date in excess of $25,000,000 in the aggregate shall be the common stock of the Borrower, (y) the consideration for such Investments made after the Effective

                  Date may not include, directly or indirectly, the Disposition of any Network Assets of the Borrower or any Restricted Subsidiary (including, without limitation, licenses, whether domestic or foreign, but excluding, the entering into of one or more management agreements with respect to spectrum by any Restricted Subsidiary to any Unrestricted Subsidiary or other Person; provided, that such agreements are (A) compliant with all material terms of this Agreement as determined by the Administrative Agent in good faith (including, without limitation, that all Net Cash Proceeds of such management agreement shall be applied in accordance with Section 2.13) and (B) reasonably satisfactory in form and substance to FCC counsel to the Lenders), and (z) after giving effect to such Investment the Borrower shall be in Pro Forma Compliance;

                  (e) Investments in wireless telecommunications licenses issued by a governmental authority, including FCC Licenses, and in Persons engaged in the telecommunications business and substantially all of whose assets consist of wireless telecommunications licenses which become Restricted Subsidiaries as a result of such Investment, provided, that
                  (w) the consideration for such Investments shall be the common stock of the Borrower, (x) with respect to Investments in Persons pursuant to this clause (e), such Investments shall be made only in Persons which have provided to the Administrative Agent financial statements certified by the chief financial officer of such Person reflecting a positive EBITDA for such Person for the immediately preceding consecutive twelve-month period, (y) after giving effect to such Investment the Borrower shall be in Pro Forma Compliance and (z) the consideration for Investments made in telecommunications licenses issued by any Governmental Authority outside the United States shall be the common stock of the Borrower;

                  (f) Investments in additional Telecommunications Assets, excluding wireless telecommunications licenses, and in Persons engaged in the telecommunications business which become Restricted Subsidiaries as a result of such Investment, provided, that (x) the consideration for such Investments shall be the common stock of the Borrower, (y) with respect to Investments in Persons pursuant to this clause (f), such Investments shall be made only in Persons which have provided to the Administrative Agent financial statements certified by the chief financial officer of such Person reflecting a positive EBITDA for such Person for the immediately preceding consecutive twelve-month period, and (z) after giving effect to each such Investment the Borrower shall be in Pro Forma Compliance;

                  18. Amendment to Section 6.12(b). Sections 6.12(b) is hereby amended so as to read in its entirety as follows:

                  (b) Permit LicenseCo to incur any material liabilities (other than pursuant to the Loan Documents) or to engage in any business or activities other than (i) the holding of Licenses,
                  (ii) the entering into of one or more management agreements with respect to spectrum with any Unrestricted Subsidiary or other Person (provided, that such agreements are (A) compliant with all material terms of this Agreement as determined by the Administrative Agent in good faith (including, without limitation, that all Net Cash Proceeds of such management agreement shall be applied in accordance with Section 2.13) and (B) reasonably satisfactory in form and substance to FCC counsel to the Lenders) and (iii) in each case, to engage in activities directly incident or directly related thereto.

                  19. Addition of Section 6.13. The following shall be added as Section 6.13:

                  6.13. Maintenance of Cash and Cash Equivalents. From and after the Amendment Effective Date, hold, directly indirectly, any cash or Cash Equivalents, except as follows:

                           (a) the Borrower and its Restricted Subsidiaries may
                  hold cash in operating accounts maintained with any bank or other financial institution reasonably satisfactory to the Administrative Agent (the "Operating Accounts") so long as, at the close of business on any day (after giving effect to any transfers at such close of business to the Collateral and Securities Account), the amount on deposit in all Operating Accounts shall not exceed, in the aggregate, $25,000,000; and

                           (b) the Borrower and its Restricted Subsidiaries
                  shall maintain all cash and Cash Equivalents, other than cash on deposit in an Operating Account to the extent permitted by the foregoing paragraph (a), in an account or accounts (collectively, the "Collateral and Securities Account") at The Chase Manhattan Bank, which shall be established and maintained upon the following terms:

                                    (i) the Collateral and Securities Account
                           shall be established pursuant to agreements in form and substance reasonably satisfactory to the Administrative Agent, which shall in any event provide that (1) the Collateral and Securities Account, and all cash and Cash Equivalents from time to time credited thereto, and all earnings thereon, shall constitute Collateral in which the Collateral Agent has a security interest to secure the Secured Obligations (as defined in the Collateral Agency and Intercreditor Agreement) and (2) the Collateral Agent shall have sole dominion and control of the Collateral and Securities Account, and neither the Borrower nor any Restricted Subsidiary shall have any right of withdrawal therefrom, except as provided in clause (ii) below;

                                    (ii) upon receipt by the Collateral Agent of
                           a request from the Borrower (1) stating that the aggregate amount on deposit in all Operating Accounts as of the close of business on the immediately preceding Business Day was not more than $25,000,000 and (2) requesting that the Collateral Agent transfer from the Collateral and Securities Account to an Operating Account funds in an amount which, after giving effect to such transfer, will not cause the provisions of this Section 6.13 to be violated, the Collateral Agent will transfer such requested amount in accordance with such request.

                  20. Amendment to Section 7(c). Section 7(c) is hereby amended to read in its entirety as follows:

                  (c) The Borrower shall default in the observance or performance of any agreement contained in Section 5.12 or
                  Section 5.13 or any Loan Party shall
                  default in the observance or performance of any agreement contained in Section 6;

                  21. Amendment to Section 9.5. Section 9.5 of the Credit Agreement is hereby amended by deleting clause (a) in its entirety and substituting the following in lieu thereof:

                  (a) to pay or reimburse the Agents, and the formal and informal members of any steering committee of Lenders, for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of one counsel for all of the Agents and any other consultants or professional advisors (including, without limitation, financial advisors) retained by the Administrative Agent,

                  22. Amendment to Annex A. Annex A to the Credit Agreement is hereby deleted in its entirety.

                  23. Amendment to Exhibits. Exhibit J attached hereto as Annex A shall hereby be added as Exhibit J to the Credit Agreement.


                  24. Amendment to Section 3.2 of the Guarantee and Collateral Agreement. Section 3.2 is hereby amended to read in its entirety as follows:

                  3.2 Limitation on Obligation to Perfect. Notwithstanding the foregoing, it is understood and agreed that no Grantor will be required to take any action to perfect any security interest created hereby other than (A) the filing of financing statements under the Uniform Commercial Code in the states (and, where applicable, counties, towns and parishes) necessary or, in the reasonable judgment of the Administrative Agent, desirable to create a perfected first priority security interest in the Personal Property Assets of such Grantor, (B) the filings required in the United States Patent and Trademark Office to perfect the security interest created hereby in any material United States Patents or U.S. Trademarks owned or held by such Grantor, (C) the filings and registrations required in the United States Copyright Office to perfect the security interest created hereby in any material United States Copyrights owned or held by such Grantor, (D) delivery to the Collateral Agent of any Possessory Collateral owned by such Grantor and (E) any actions required to perfect the security interest created hereby in any Non-Excluded Personal Property which, in the case of any Real Property Assets, has not been transferred to a LeasingCo; provided, that if after the date hereof there is any change in law which requires actions in addition to those described above to cause the security interests created hereby to be perfected to the same extent as the perfection effected by the foregoing actions under laws in effect on the date hereof, the Grantors will take such additional actions.

                  25. Amendment to Section 5.3(a) of the Guarantee and Collateral Agreement. Section 5.3(a) is hereby amended by deleting the reference to "Section 4.5" and substituting in lieu thereof a reference to "Section 4.3".

                  26. Amendment to Section 5.6(b)(ii) of the Guarantee and Collateral Agreement. Section 5.6(b)(ii) is hereby amended by inserting the following phrase immediately after the word "instruments" and immediately before the symbol ")":

                  , and any such Pledged Securities so sold, assigned, transferred, exchanged or otherwise disposed of as permitted by the Secured Instruments shall cease to be Pledged Securities hereunder

                  27. Conditions Precedent. Subject to the satisfaction of the following conditions, this Amendment will become effective as of March 30, 2001 (the "Effective Date"):

                  (a) Amendment. The Administrative Agent shall have received counterparts of this Amendment, duly executed by the Borrower, the Administrative Agent and the Required Lenders.

                  (b) No Default or Event of Default. On and as of the Effective Date after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

                  (c) Representations and Warranties. The representations and warranties made by the Borrower in the Credit Agreement and the other Loan Documents after giving effect to this Amendment and the transactions contemplated hereby shall be true and correct in all material respects on and as of the Effective Date as if made on such date, except that where such representations and warranties relate to an earlier date, such representations and warranties shall have been true and correct in all material respects as of such earlier date, provided that all references to the Credit Agreement in such representations and warranties shall be and are deemed to mean this Amendment as well as the Credit Agreement as amended hereby.

                  (d) Certificate. The Administrative Agent shall have received a Certificate of a Responsible Officer of the Borrower certifying the matters referred to in paragraphs (b) and (c).

                  (e) Secretary's Certificate. The Administrative Agent shall have received a certificate from the Secretary or Assistant Secretary of the Borrower dated as of the Effective Date, (i) certifying attached copies of resolutions of the Board of Directors of the Borrower, authorizing the execution, delivery and performance of this Amendment, including the increase in the amount of the Optional Term Loan Commitments, contemplated hereby, (ii) certifying that the By-Laws and the Certificate of Incorporation of the Borrower have not been amended, restated, supplemented or otherwise modified since July 2, 1998, except for the amendments, restatements, supplements or modifications attached as an exhibit to such certificate, and (iii) evidencing the incumbency and signatures of the officers signing this Amendment.

                  (f) Opinions. The Administrative Agent shall have received in connection with this Amendment (i) an opinion of in-house counsel to the Borrower, covering such matters that the Administrative Agent shall reasonably request and customary for transactions of this type, and
         (ii) an enforceability opinion of Cravath, Swaine & Moore, special New York counsel to the Borrower, which opinion shall also cover the creation and perfection of the security interest of the Collateral Agent in the Collateral and

         Securities Account and the enforceability of the agreements entered into in connection therewith.

                  (g) Approvals. The Administrative Agent shall have received copies of all necessary corporate and governmental approvals (if any) of the Borrower for the increase of the aggregate amount of the Optional Term Loan Tranches, the addition of the Optional Vendor Loan Tranches therein, and any other transactions contemplated hereby.

                  (h) Fees and Expenses. The Administrative Agent shall have received all fees required to be paid, including, without limitation, an amendment fee for the account of each Lender which executes and delivers this Amendment on or before the date hereof of 25 basis points on such Lender's Commitment, and all expenses for which invoices have been presented, including, without limitation, all expenses required to be paid pursuant to Section 9.5 (after giving effect to this Amendment), on or before the date hereof.

                  (i) Subsidiary and Collateral Schedule. The Administrative Agent shall have received in connection with this Amendment a schedule or schedules listing (i) each direct and indirect Subsidiary of the Borrower, (ii) the Borrower's and each such Subsidiary's jurisdiction of incorporation, (iii) the location of the chief executive office of the Borrower and each Domestic Subsidiary, (iv) the locations of any tangible personal property of the Borrower and each Domestic Subsidiary, (v) the identity of the owner of the Capital Stock of each direct and indirect Subsidiary of the Borrower (and specifying whether such Capital Stock is certificated or uncertificated and, with respect to each Domestic Subsidiary and each Excluded Foreign Subsidiary which is a Subsidiary of the Borrower or any Domestic Subsidiary, if certificated, the share certificate number and the number of shares issued and outstanding) and (vi) each filing office in which UCC financing statements should be filed to perfect the security interest of the Collateral Agent in all personal property of the Borrower and each Restricted Subsidiary. Such schedules shall be accompanied by a certificate of the Borrower certifying such schedules to be true and correct.

                  28. Continuing Effect; No Other Amendments. Except as expressly amended or waived hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments and consent contained herein shall not constitute an amendment or consent of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein.

                  29. Binding Effect. This Amendment shall apply equally to each of the Lenders parties to the Credit Agreement, and shall be binding upon the Borrower, the Lenders, the Administrative Agent, the Arrangers, the Documentation Agent, the Syndication Agent and all future holders of the Notes.

                  30. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  31. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

                  32. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

  [Remainder of this page left blank intentionally; Signature page to follow.]

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                                TELIGENT, INC.


                                                By:/s/ Alex J. Mandl
                                                   -----------------------
                                                Name:  Alex J. Mandl
                                                Title: Chief Executive Officer

                                                THE CHASE MANHATTAN BANK,
                                                As Administrative Agent


                                                By:/s/ William E. Rottino
                                                   -----------------------
                                                Name:  William E. Rottino
                                                Title:  Vice President

                                                [INSERT NAME OF LENDER],
                                                As a Lender


                                               By:_____________________________
                                               Name:
                                               Title:

                                                                         ANNEX A

                                                                       EXHIBIT J


                          FORM OF NEW LENDER SUPPLEMENT

                  SUPPLEMENT, dated _________________, to the Credit Agreement dated as of July 2, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Teligent, Inc., a Delaware corporation (the "Borrower"), the Lenders from time to time parties thereto, Goldman Sachs Credit Partners L.P., as Syndication Agent, Toronto Dominion (Texas), Inc., as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent. Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Credit Agreement.

                              W I T N E S S E T H :

                  WHEREAS, the Credit Agreement provides in Section 2.7 thereof that, in the case of any Optional Non-Vendor Loan Tranche, any banks, financial institutions or other entities, and, in the case of any Optional Vendor Loan Tranche, any Vendor, to the Borrower may become a party to the Credit Agreement as an Optional Term Loan Lender with the consent of the Borrower and the Administrative Agent (which consent, in the case of the Administrative Agent, shall not be unreasonably withheld) by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

                  WHEREAS, the undersigned now desires to become a party to the Credit Agreement;

                  NOW, THEREFORE, the undersigned hereby agrees as follows:

                  1. The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this Supplement is accepted by the Borrower and the Administrative Agent, become an Optional [Non-]Vendor Loan Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with an Optional [Non-]Vendor Loan Commitment of [$____________].

                  2. The undersigned (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it has made and will, independently and without reliance upon any Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the

         Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.21 of the Credit Agreement.

                  3. The undersigned's address for notices for the purposes of the Credit Agreement is as follows:



   [Remainder of the page left blank intentionally; Signature page to follow.]

                  IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                                 [INSERT NAME OF LENDER]


                                                 By :_______________________
                                                     Name:
                                                     Title:

Accepted this _____ day of
________________, _______.


TELIGENT, INC.


By: ____________________________________
    Name:
    Title:




Accepted this ____ day of
________________, _______.

THE CHASE MANHATTAN BANK, as Administrative Agent


By: ___________________________
    Name:
    Title:

                                                                Exhibit A to the
                                                          Amendment and Consent,
                                                      dated as of March 30, 2001

                                Convertible Notes
                                   Term Sheet

Issuer:                    Teligent, Inc. (the "Company").

Investors:                 Such Persons as determined by the Company.

Issue: Convertible Notes, in one or more series (all series taken together the "Notes").


Amount: Not to be less than $100 million nor to exceed $150 million.

Term: 5.5 years from date of first draw down of the respective Series.

Interest Rate:
(applicable to all series)

                           1. From initial draw down to shareholder approval of the Exchange Rights and
                                    Warrants: Libor plus 550 basis points, cash pay, on drawn Notes.

                           2. Upon shareholder approval of the Exchange Rights and the Warrants the rate is reset at 8%, which, at the Company's option, shall be PIK or paid in the Company's common stock.

                           3. If the Exchange Rights and the Warrants are not approved at the shareholder's meeting, then the Notes become due and payable six
                                    (6) months after such shareholders meeting.
                                    The Company will hold the shareholders
                                    meeting as soon as practicable, but in no case later than June 30, 2001.

Availability:              Each series  shall be  available  for draw down to
                           the Company in  tranches at any time after  closing.
                           All draws must be made within 15 months after the execution of the definitive agreements for the Notes.

Teligent, Inc. Convertible Notes Term Sheet                                   2

Conditions
Precedent:                 The  availability of one series,  which shall be in
                           an amount equal to or in excess of $25 million
                           ("Series A"), is contingent only on: (a) the Company's obtaining a commitment(s) for vendor financing of at least $250 Million, (b) the Company's closing on a commitment for an additional
                           $50 million of debt or equity financing as permitted by the Credit Agreement (as amended by the Amendment), which condition has been satisfied by the Common Stock Purchase Agreement, dated
                           December 7, 2000,  between  RGC  International
                           Investors, LDC and the Company, and (c) the Company's granting the Note Holders a junior lien on the collateral pool pledged for the benefit of the Company's lenders in the Credit Facility.

                           One series, which shall be in an amount equal to or in excess of $75 million ("Series B"), shall close after the end of Q2 2001, subject only to the Company's meeting the Operating Milestones (described below) for Q1 and Q2 2001. Following the closing of Series B, draws against Series B shall coincide with simultaneous draws against the vendor facility, and/or other facilities available to the Company, either debt or equity, in accordance with a ratio of $1 dollar drawn against Series B for each $2 drawn against other facilities.

Ranking: The Notes shall be subordinate, in right of payment, to the Obligations, and any security interest securing the Notes shall be subordinate to the security interest of the Collateral Agent, in each case pursuant to subordination and intercreditor provisions reasonably acceptable to the Administrative Agent.

Purpose: The Company may draw down on the Notes from time to time only to finance the acquisition and development of telecommunications assets.

Exchange Rights:           Subject to shareholders  approval, the Note holders
                           may exchange the Notes for the Company's common stock
                           or into the common stock of Teligent  International,
                           Ltd. pursuant to terms agreed upon by the Company and
                           the Investors,   provided  that  the  amount
                           converted,   if  exchanged  into  the  common  stock
                           of  Teligent International,  Ltd.,  does not exceed
                           20% of the equity in  Teligent  International,  Ltd.
                           at the time of conversion.

Operating
Milestones:                There shall be no financial covenant requirements (i)
                           other than those set forth in Section 6.1 clauses (c) and (k) of the Credit Agreement (as amended by the Amendment) and (ii) for any period except Q1 and Q2
                           2001.